                                                                     EXHIBIT 2.1
================================================================================



                      AGREEMENT FOR PURCHASE AND SALE OF
                           COMMON STOCK BY AND AMONG

                  INTEGRATED PACKAGING ASSEMBLY CORPORATION,

                  OSE, INC. AND THE SHAREHOLDERS OF OSE, INC.


                               October 29, 1999



================================================================================

                               TABLE OF CONTENTS


                                                                    Page
                                                                    ----
Section 1 PURCHASE AND SALE OF SHARES..............................  1

     1.1   Purchase and Sale of Shares.............................  1
     1.2   Closing.................................................  1

SECTION 2 THE COMPANY'S REPRESENTATIONS AND WARRANTIES.............  2

     2.1   Organization and Standing...............................  2
     2.2   Corporate Power.........................................  2
     2.3   Capitalization..........................................  2
     2.4   Authorization...........................................  2
     2.5   SEC Reports; Financial Statements.......................  3
     2.6   Compliance With Other Instruments.......................  4
     2.7   Governmental Consents...................................  4
     2.8   No Finder's Fee.........................................  4

SECTION 3 REPRESENTATIONS AND WARRANTIES OF OSEI...................  4

     3.1   Organization and Standing...............................  4
     3.2   Corporate Power.........................................  5
     3.3   Subsidiaries............................................  5
     3.4   Capitalization..........................................  5
     3.5   Authorization...........................................  5
     3.6   Financial Statements....................................  5
     3.7   Title...................................................  6
     3.8   Patents and Trademarks..................................  6
     3.9   Litigation..............................................  6
     3.10  Compliance With Other Instruments.......................  7
     3.11  Insurance...............................................  7
     3.12  Governmental Consents...................................  7
     3.13  No Finder's Fee.........................................  7

SECTION 4 REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS.......  7

     4.1   Legal Power.............................................  7
     4.2   Authorization...........................................  8
     4.3   Compliance With Other Instruments.......................  8
     4.4   Governmental Consents...................................  8
     4.5   No Finder's Fee.........................................  8
     4.6   Good Title..............................................  8
     4.7   OSEI Representations....................................  9

                              TABLE OF CONTENTS
                                  (continued)


                                                                     Page
                                                                     ----
     4.8   Investment Representations..............................     9
     4.9   Legends.................................................    10
     4.10  Tax Advisors............................................    10
     4.11  Investor Counsel........................................    10

SECTION 5 CONDITIONS TO CLOSING....................................    10

     5.1   Conditions to Company's Obligations.....................    10
     5.2   Conditions to Obligations of Shareholders...............    11
     5.3   Covenants of the Parties................................    11

SECTION 6 MISCELLANEOUS............................................    12

     6.1   Waivers and Amendments..................................    12
     6.2   Severability............................................    12
     6.3   Survival................................................    12
     6.4   Notices, etc............................................    12
     6.5   Entire Agreement........................................    14
     6.6   Governing Law...........................................    14
     6.7   Expenses................................................    15
     6.8   Attorneys' Fees; Limitation of Liability................    15
     6.9   Titles and Subtitles....................................    15
     6.10  Counterparts............................................    15


     Exhibit A - Schedule of OSEI Shareholders
     Exhibit B - IPAC Schedule of Exceptions
     Exhibit C - OSEI Schedule of Exceptions
     Exhibit D - Sales Distributor Agreement

                      AGREEMENT FOR PURCHASE AND SALE OF
                           COMMON STOCK BY AND AMONG

                  INTEGRATED PACKAGING ASSEMBLY CORPORATION,
                    OSE, INC. AND THE SHAREHOLDERS OF OSE, INC.

     This Agreement is entered into as of October 29, 1999, by and among Integrated Packaging Assembly Corporation, a Delaware corporation (the "Company"), OSE, Inc., a California corporation ("OSEI"), and the shareholders
 -------                                          ----
of OSEI listed on Exhibit A hereto (individually, a "Shareholder" and
                  ---------                          -----------
collectively, the "Shareholders").
                   ------------

                                    RECITALS

     A. The Shareholders currently hold of record and beneficially all of the outstanding shares of capital stock of OSEI (the "OSEI Shares").
                                                  -----------

     B. The parties desire that the Company purchase the OSEI Shares held by the Shareholders at a purchase price of approximately $58.83 per share, for an aggregate purchase price of approximately $5,000,000.

                                   SECTION 1
                                   ---------

                          PURCHASE AND SALE OF SHARES
                          ---------------------------

     1.1  Purchase and Sale of Shares.  At the Closing (as defined herein), the
          ---------------------------
Shareholders will severally sell to the Company and the Company will severally purchase from the Shareholders all of the OSEI Shares at a price of approximately $58.83 per share, with the purchase price to be paid in shares of the Company's common stock (the "IPAC Shares"). For purposes of this
                                 -----------
Agreement, the IPAC Shares shall be valued at $0.1930 per share which equals the average of the closing price of the Company's common stock for the twenty (20) trading days ending on the day prior to the date hereof. As a result, each OSEI Share shall be exchanged for 304.8246 IPAC Shares and all of the OSEI Shares shall be exchanged for an aggregate of 25,910,090 IPAC Shares as indicated on Exhibit A hereto.
---------

     1.2  Closing.  The closing of the purchase and sale of the OSEI Shares (the
          -------
"Closing") shall occur at such date (the "Closing Date") and such location as
 -------                                  ------------
the parties shall mutually agree, as soon as practicable following the satisfaction or waiver of each of the conditions to closing set forth in Section 5 hereof. At the Closing, each of the Shareholders shall deliver to the Company a stock certificate representing the OSEI Shares to be sold by such Shareholder to the Company as indicated on Exhibit A and the Company shall be obligated to
                               ---------
issue to such Shareholder a certificate representing the number of IPAC Shares to be issued to such Shareholder as indicated on Exhibit A. The Company hereby
                                                 ---------
covenants with each Shareholder to deliver the certificates representing the IPAC Shares to such Shareholder as soon as practical following the Closing Date.

                                   SECTION 2
                                   ---------

                 THE COMPANY'S REPRESENTATIONS AND WARRANTIES
                 --------------------------------------------

     Except as set forth in the Schedule of Exceptions to the representations and warranties of the Company attached hereto as Exhibit B, the Company
                                                 ---------
represents and warrants to each Shareholder, as follows. Where used in this
Section 2, the terms "to the knowledge of the Company," "of which the Company
                      --------------------------------   --------------------
is aware" or similar terms mean the actual knowledge of the executive officers
--------
of the Company.

     2.1  Organization and Standing. The Company is a corporation duly
          -------------------------
organized and validly existing under the laws of the State of Delaware and is in good standing as a domestic corporation under the laws of said state. The Company has all requisite corporate power and authority to own and lease its properties and to conduct its business as presently conducted. The Company is qualified as a foreign corporation in all jurisdictions in which it conducts business, other than any such jurisdiction where the failure to be so qualified will not have a material adverse effect on the Company's business as now conducted.

     2.2  Corporate Power. The Company has all requisite legal and corporate
          ---------------
power to execute and deliver this Agreement, to purchase the OSEI Shares hereunder, to issue the IPAC Shares hereunder and to carry out and perform its obligations under the terms of this Agreement.

     2.3  Capitalization. The authorized capital stock of the Company consists
          --------------
of (i) 200,000,00 shares of common stock (the "IPAC Common Stock") and (ii)
                                               -----------------
10,000,000 shares of preferred stock, of which 3,000,000 shares are designated "Series A Preferred Stock." There are 28,507,012 shares of IPAC Common Stock
 ------------------------
issued and outstanding (plus any additional shares issued since September 27, 1999 on exercise of options). No subscription, warrant, option or other right to purchase or acquire any shares of any class of capital stock of the Company or securities convertible into or exchangeable for such capital stock are outstanding other than: (i) 41,246,312 shares reserved for issuance upon conversion of the outstanding shares of Series A Preferred, (ii) 20,000,000 shares reserved for issuance pursuant to the Company's 1993 Stock Option Plan,
(iii) 750,000 shares reserved for issuance pursuant to the Company's Nonstatutory Stock Option Plan, (iv) 100,000 shares reserved for issuance pursuant to the Company's 1996 Director Option Plan, (v) 2,000,000 shares reserved for issuance pursuant to the Company's Employee Stock Purchase Plan and
(vi) 4,000,000 shares reserved for issuance pursuant to the Company's 1999 Director Stock Option Plan.

     2.4  Authorization. The execution, delivery and performance of this
          ------------
Agreement by the Company have been duly authorized by all requisite corporate action, and this Agreement constitutes a valid and binding obligation of the Company enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights, or rules of law governing specific performance, injunctive relief or other equitable remedies. All corporate action on the part of the Company, its directors and stockholders necessary for the authorization, issuance and delivery of the IPAC Shares has been taken or will be taken prior to the Closing. No stockholder has any preemptive rights or rights of first refusal by reason of the issuance of the IPAC Shares. The IPAC Shares, when issued, sold and delivered in compliance with the provisions of this Agreement will be duly and validly issued, fully paid and nonassessable and will be free of any liens or encumbrances; provided, however, that the IPAC Shares are subject to restrictions on transfer under state and/or federal securities laws.

     2.5  SEC Reports; Financial Statements.
          ---------------------------------

          (a) The Company has delivered to the OSEI shareholders (or such shareholders have otherwise obtained) a complete and accurate copy of each report, schedule, registration statement and definitive proxy statement filed by the Company with the Securities and Exchange Commission (the "SEC") on or after
                                                              ---
January 1, 1999 (the "SEC Reports"), which are all the forms, reports and
                      -----------
documents required to be filed by the Company with the SEC on or after January 1, 1999. The SEC Reports (i) complied in all material aspects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"),
                                                             --------------
or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the
                                                         ------------
case may be, at and as of the times they were filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) and (ii) did not at and as of the time they were filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (b) The financial statements (including any related notes thereto) contained in the SEC Reports (collectively, the "IPAC Financial Statements")
                                                 -------------------------
were prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except
  ----
as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Company as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the quarterly unaudited interim financial statements included in the IPAC Financial Statements were or are subject to normal year-end audit adjustments which were not or are not expected to be material in amount.

          (c) Since the date of filing of the most recent SEC Report (or, if amended or superseded by a filing prior to the date of this Agreement, then the date of such filing) there has not been any change, or any development or combination of changes or developments that has resulted in or could reasonably be expected to result in a material adverse change in the assets, financial condition or affairs of the Company.

     2.6  Compliance With Other Instruments. The Company is not in violation or
          ---------------------------------
breach of any term of its Certificate of Incorporation or Bylaws or to its knowledge in violation or breach of any term of any indenture, mortgage, deed of trust or other agreement, instrument, court order, judgment, decree, statute, rule or regulation to which it is a party or by which it is bound, the violation or breach of which is likely to result in a material adverse change in the assets, financial condition or affairs of the Company. The execution, delivery and performance of and compliance with this Agreement, including the purchase by the Company of the OSEI Shares and the issuance of the IPAC Shares, will not result in any such violation or be in conflict with or constitute a default under any such term or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company pursuant to any such term.

     2.7  Governmental Consents. No consent, approval or authorization of, or
          ---------------------
designation, declaration or filing with, any Federal or state governmental authority in the United States is required on the part of the Company in connection with the valid execution and delivery of this Agreement, the purchase of the OSEI Shares, the issuance of the IPAC Shares or the consummation of any other transaction contemplated hereby, except if required, qualifications or filings in connection with exemptions under any applicable state "blue sky" laws
                                                                  --------
and Federal securities laws, which qualifications or exemptions, if required, will have been obtained and will be effective on the Closing Date, or will be obtained or filed after the Closing Date within the prescribed time in order to secure such exemptions or qualifications.

     2.8  No Finder's Fee.  Except as set forth on Exhibit B, the Company has
          ---------------                          ---------
retained no finder or broker in connection with the transactions contemplated by this Agreement and hereby agrees to indemnify and to hold each OSEI Shareholder harmless of and from any liability for commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which the Company, or any of its employees or representatives, are responsible.

                                   SECTION 3
                                   ---------

                    REPRESENTATIONS AND WARRANTIES OF OSEI
                    --------------------------------------

     Except as set forth in the Schedule of Exceptions to the representations and warranties of OSEI attached hereto as Exhibit C, OSEI represents and
                                          ----------
warrants to the Company, as follows. Where used in this Section 3, the terms "to the knowledge of OSEI, " "of which OSEI is aware" or similar terms mean the
--------------------------    ----------------------
actual knowledge of the executive officers of OSEI.

     3.1  Organization and Standing. OSEI is a corporation duly organized and
          -------------------------
validly existing under the laws of the state of California and is in good standing as a domestic corporation under the laws of said state. OSEI has all requisite corporate power and authority to own and lease its properties and to conduct its business as presently conducted. OSEI is qualified as a foreign corporation in all jurisdictions in which it conducts business, other than any such jurisdiction where the failure to be so qualified will not have a material adverse effect on OSEI's business as now conducted.

     3.2  Corporate Power. OSEI has all requisite legal and corporate power to
          ---------------
execute and deliver this Agreement and to carry out and perform its obligations under the terms of this Agreement.

     3.3  Subsidiaries. OSEI does not presently control, directly or
          ------------
indirectly, any other corporation, partnership, business trust, association or other business entity, except as listed on Exhibit C.
                                           ---------

     3.4  Capitalization. The authorized capital stock of OSEI consists of
          --------------
1,000,000 shares of common stock (the "OSEI Common Stock"). There are 85,000
                                       -----------------
shares of OSEI Common Stock issued and outstanding, all of which are held by the Shareholders in the amounts listed in Exhibit C. No subscription, warrant,
                                      ---------
option or other right to purchase or acquire any shares of any class of capital stock of OSEI or securities convertible into or exchangeable for such capital stock are outstanding.

     3.5  Authorization. The execution, delivery and performance of this
          -------------
Agreement by OSEI have been duly authorized by all requisite corporate action, and this Agreement constitutes a valid and binding obligation of OSEI enforceable in accordance with its respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights, or rules of law governing specific performance, injunctive relief or other equitable remedies.

     3.6  Financial Statements. OSEI's unaudited financial statements for the
          --------------------
quarter ended June 30, 1999 (the "OSEI Financial Statements") have been
                                  -------------------------
delivered to the Company. The OSEI Financial Statements present fairly the financial condition, operating results and cash flows of OSEI in all material respects as of their date and for the period then ended and have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated, except that no notes have been included in the OSEI Financial Statements and the OSEI Financial Statements are subject to year-end adjustments, consisting only of normal, recurring adjustments necessary to present the OSEI Financial Statements fairly in accordance with GAAP which adjustments will not be material in amount.

          Since June 30, 1999, there has not been any change in the assets, liabilities, financial condition or operations of OSEI from that reflected in the OSEI Financial Statements, other than changes in the ordinary course of business, none of which individually or in the aggregate has had a materially adverse effect on such assets, liabilities, financial condition or operations of OSEI.

          Except as shown or reflected in the OSEI Financial Statements, OSEI does not have outstanding on the date of this Agreement any material indebtedness or liability (absolute or contingent), except those incurred in the ordinary course of business since June 30, 1999.

     3.7  Title. OSEI has good title to all properties and assets owned by it,
          -----
other than any deficiencies in title which, individually or in the aggregate, are not material to the business or properties of OSEI as a whole. OSEI's properties and assets are not subject to any liens, mortgages, pledges, encumbrances or charges of any kind, except liens for current taxes and assessments not delinquent and except any such liens, mortgages, pledges, encumbrances or charges which, individually or in the aggregate, are not material to the business or properties of OSEI as a whole. All material leases pursuant to which OSEI leases real or personal property are in good standing and are valid and effective in accordance with their respective terms, and there exists no material default or other occurrence or condition which could result in a material default or termination of any such lease.

     3.8  Patents and Trademarks. OSEI, to its knowledge, has sufficient title
          ----------------------
to, ownership of or the right to use, or believes it can obtain on reasonable terms the right to use, all patents, trademarks, service marks, trade names, copyrights, trade secrets, software programs, information, proprietary rights and processes ("Proprietary Rights")
                                                          ------------------
necessary to conduct its business as now conducted, and, to OSEI's knowledge, OSEI's ownership or use of such Proprietary Rights does not and will not conflict with or infringe upon the rights of others. OSEI has not received any written communications (or, to the knowledge of the executive officers of OSEI, any oral communications) alleging that OSEI has violated any of the Proprietary Rights of any other person.

     3.9   Litigation. There is no action, suit, proceeding or investigation
           ----------
pending or, to OSEI's knowledge, currently threatened against OSEI which questions the validity of this Agreement, or the right of OSEI to enter into this Agreement or to consummate the transactions contemplated hereby or thereby, or which is likely to result, either individually or in the aggregate, in any material adverse change in the assets, financial condition or affairs of OSEI or any change in the current equity ownership of OSEI. The foregoing includes, without limitation, actions known to OSEI that are pending or threatened and which involve the prior employment of any of OSEI's employees, their use in connection with OSEI's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. OSEI is not to its knowledge a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

     3.10  Compliance With Other Instruments. OSEI is not in violation or breach
           ---------------------------------
of any term of its Articles of Incorporation or Bylaws or to its knowledge in violation or breach of any term of any indenture, mortgage, deed of trust or other agreement, instrument, court order, judgment, decree, statute, rule or regulation to which it is a party or by which it is bound, the violation or breach of which is likely to result in a material adverse change in the assets, financial condition or affairs of OSEI. The execution, delivery and performance of and compliance with this Agreement will not result in any such violation or be in conflict with or constitute a default under any such term or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of OSEI pursuant to any such term.

     3.11  Insurance. OSEI has fire, casualty and liability insurance policies
           ---------
with recognized insurers, in such amounts and with such coverage as are customary for similarly situated companies.

     3.12  Governmental Consents. No consent, approval or authorization of, or
           ---------------------
designation, declaration or filing with, any Federal or state governmental authority in the United States is required on the part of OSEI in connection with the valid execution and delivery of this Agreement or the consummation of any transaction contemplated hereby, except if required, qualifications or filings in connection with exemptions under any applicable state "blue sky"
                                                                  --------
laws and Federal securities laws, which qualifications or exemptions, if required, will have been obtained and will be effective on the Closing Date, or will be obtained or filed after the Closing Date within the prescribed time in order to secure such exemptions or qualifications.

     3.13  No Finder's Fee. OSEI has retained no finder or broker in
           ---------------
connection with the transactions contemplated by this Agreement and hereby agrees to indemnify and to hold the Company harmless of and from any liability for commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which OSEI, or any of its employees or representatives, are responsible.

                                   SECTION 4
                                   ---------

              REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS
              --------------------------------------------------

     Each of the Shareholders, severally and not jointly, represents and warrants to the Company with respect to the OSEI Shares to be sold by such Shareholder, as follows:

     4.1  Legal Power. Shareholder has all requisite legal power to execute and
          -----------
deliver this Agreement, to sell and convey the OSEI Shares hereunder, and to carry out and perform its obligations under the terms of this Agreement.

     4.2  Authorization. The execution, delivery and performance of this
          -------------
Agreement by Shareholder has been duly authorized by all requisite corporate, partnership or other action if the Shareholder is not an individual, and this Agreement constitutes a valid and binding obligation of Shareholder enforceable against it in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights, or rules of law governing specific performance, injunctive relief or other equitable remedies.

     4.3  Compliance With Other Instruments. The execution, delivery and
          ---------------------------------
performance of and compliance with this Agreement by Shareholder and the sale and transfer of the OSEI Shares by such Shareholder pursuant to the terms hereof, will not result in any violation or breach of any term of its charter documents if the Shareholder is not an individual, or to its knowledge any violation or breach by it of any term of any indenture, mortgage, deed of trust or other agreement, instrument, court order, judgment, decree, statute, rule or regulation to which it is a party or by which it is bound or be in conflict with or constitute a default under any such term or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of Shareholder.

     4.4  Governmental Consents. No consent, approval or authorization of, or
          ---------------------
designation, declaration or filing with, any Federal or state governmental authority in the United States is required on the part of Shareholder in connection with the valid sale and transfer of the OSEI Shares or the consummation of any other transaction contemplated hereby, except, if required, qualifications or filings in connection with exemptions under any applicable state "blue sky" laws and Federal securities laws, which qualifications or
       --------
exemptions, if required, will have been obtained and will be effective on the Closing Date, or will be obtained or filed after the Closing Date within the prescribed time in order to secure such exemptions or qualifications.

     4.5  No Finder's Fee. Shareholder has retained no finder or broker in
          ---------------
connection with the transactions contemplated by this Agreement and hereby agrees to indemnify and to hold the Company harmless of and from any liability for any commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which Shareholder, or any of its employees or representatives, is responsible.

     4.6  Good Title. Shareholder has, and on the Closing Date will have, good
          ----------
and marketable title to the OSEI Shares proposed to be sold by such person hereunder on such Closing Date and full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver such OSEI Shares hereunder, free and clear of all voting trust arrangements, liens, encumbrances, equities, security interests, restrictions and claims whatsoever, other than restrictions imposed by applicable federal and state securities laws; and upon delivery of and payment for such OSEI Shares hereunder, the Company will acquire good and marketable title thereto, free and clear of all liens, encumbrances, equities, claims, restrictions, security interests, voting trusts or other defects of title whatsoever, other than restrictions imposed by applicable federal and state securities laws.

     4.7  OSEI Representations. To the best of such Shareholder's knowledge,
          --------------------
each of the representations and warranties made by OSEI in Section 3 hereof are true and correct.

     4.8  Investment Representations.
          --------------------------

          (a) This Agreement is made by the Company with each Shareholder in reliance upon such Shareholder's representations and covenants made in this
Section 4.7, which by his execution of this Agreement the Shareholder hereby confirms.

          (b) Shareholder understands that the IPAC Shares have not been registered under the Securities Act and are being offered and sold pursuant to an exemption from registration contained in the Securities Act based upon the representations of each Shareholder contained herein.

          (c) Shareholder knows of no public solicitation or advertisement of an offer in connection with the proposed issuance and sale of the IPAC Shares.

          (d) Shareholder is acquiring the IPAC Shares to be issued and sold hereunder for his own account for investment and not as a nominee and not with a view to the distribution thereof. Shareholder understands that he must bear the economic risk of this investment indefinitely unless the IPAC Shares are registered pursuant to the Securites Act, or an exemption from such registration is available, and that the Company has no present intention of registering the IPAC Shares. Shareholder further understands that there is no assurance that any exemption from the Securities Act will be available or, if available, that such exemption will allow Shareholder to dispose of or otherwise transfer any or all of the IPAC Shares under the circumstances, in the amounts or at the times Shareholder might propose.

          (e) By reason of his business or financial experience, Shareholder has the capacity to protect his own interests in connection with the purchase of the IPAC Shares hereunder and has the ability to bear the economic risk (including the risk of total loss) of his investment.

          (f) Each Shareholder further covenants that he will not make any sale, transfer or other disposition of the IPAC Shares in violation of the Securities Act, the Exchange Act or the rules of the SEC promulgated thereunder.

          (g) Shareholder acknowledges that the Company's transfer agent shall make a notation in its stock books regarding the restrictions on transfer set forth in this Section 4.7 and shall transfer such shares on its books only to the extent permitted hereunder.

     4.9   Legends. Shareholder understands and acknowledges that the
           -------
certificate evidencing his IPAC Shares will be imprinted with a legend referring to the applicable restrictions on the IPAC Shares pursuant to the Securities Act.

     4.10  Tax Advisors. Shareholder has reviewed with his own tax advisors the
           ------------
federal, state and local tax consequences of this transaction, where applicable, and the transactions contemplated by this Agreement. Each Shareholder is relying solely on such advisors and not on any statements or representations of the Company or any of its agents and understands that each Shareholder (and not the Company) shall be responsible for the Shareholder's own tax liability that may arise as a result of the transactions contemplated by this Agreement.

     4.11  Investor Counsel. Shareholder acknowledges that he has had the
           ----------------
opportunity to review this Agreement, the exhibits and the schedules attached hereto and the transactions contemplated by this Agreement with his own legal counsel. Each Shareholder is relying solely on such counsel and not on any statements or representations of the Company or any of its agents for legal advice with respect to the transactions contemplated by this Agreement.

                                   SECTION 5
                                   ---------

                             CONDITIONS TO CLOSING
                             ---------------------

     5.1  Conditions to Company's Obligations. The Company's obligation to
          -----------------------------------
purchase the OSEI Shares from the Shareholders at the Closing is subject to the fulfillment to the Company's satisfaction or prior to the Closing Date of the following conditions, any of which may be waived in whole or in part by the
Company:

          (a) The representations and warranties made by OSEI in Section 3 hereof and by the Shareholders in Section 4 hereof shall be true and correct when made and as of the Closing Date.

          (b) All covenants, agreements and conditions contained in this Agreement to be performed by the Company and the Shareholders on or prior to the Closing Date shall have been performed or complied with.

          (c) All matters of a legal nature which pertain to this Agreement, and the transactions contemplated hereby, shall have been approved by counsel to the Company.

          (d)  OSEI and Orient Semiconductor Electronics Limited ("OSE") shall
                                                                   ---
have entered into a Sales Distributor Agreement in the form attached hereto as Exhibit D and such agreement shall be in full force and effect.
---------

     5.2  Conditions to Obligations of Shareholders. The obligations of the
          -----------------------------------------
Shareholders to sell and convey the OSEI Shares at the Closing is subject to the fulfillment to the satisfaction of Shareholders, on or prior to the Closing Date of the following conditions, any of which may be waived in whole or in part by the Shareholders:


          (a) The representations and warranties made by the Company in Section 2 hereof shall be true and correct when made and as of the Closing Date.

          (b) All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with.

          (c) All matters of a legal nature which pertain to this Agreement, and the transactions contemplated hereby, shall have been approved by counsel to OSEI.

     5.3  Covenants of the Parties.
          ------------------------

          (a) Each of the Company, OSEI and the Shareholders hereby covenants and agrees to use all reasonable efforts to effect the closing of the transactions contemplated hereby at the earliest possible date.

          (b) The Company agrees that each of the employees of OSEI on the Closing Date shall be entitled to participate in all employee benefit programs and stock option plans of the Company to the same extent as other similarly situated employees of the Company.

          (c) The Company covenants and agrees with OSEI and each of the Shareholders that it shall cause OSEI to declare and pay a dividend to the Shareholders of those investments held by OSEI as listed in Section 3.3 of Exhibit C.
---------

          (d) Each of the Shareholders and OSEI agree to take all actions which may be necessary to cause the financial statements of OSEI for the last three fiscal years to be audited and to cause such audited financial statements to be delivered to the Company no later than December 1, 1999.

          (e) The Company and OSE shall take all such actions as may be reasonably necessary to cause the Registration Rights Agreement between the Company, OSE and certain other parties to be amended to cause the IPAC Shares being issued hereunder to be "Registrable Securities" under such agreement.

                                   SECTION 6
                                   ---------

                                 MISCELLANEOUS
                                 -------------


     6.1  Waivers and Amendments. The rights or obligations of any party
          ----------------------
hereunder under this Agreement may be waived upon the written consent of such party. This Agreement may be amended upon the written consent of the Company, OSEI and each of the Shareholders.

     6.2  Severability. In the event that any provision of this Agreement shall
          ------------
be deemed to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

     6.3  Survival. The representations, warranties, covenants and agreements
          --------
made herein shall survive any investigation made by any party hereto and the Closing of the transactions contemplated hereby.

     6.4  Notices, etc. All notices and other communications required or
          ------------
permitted hereunder shall be in writing and shall be delivered (a) personally;
(b) by facsimile transmission (with verification of transmission without error, and with copy promptly sent by United States Postal Service (first class mail) or Federal Express or similar courier); (c) by Federal Express or similar overnight courier; or (d) by United States Postal Service (first class mail); in each case with all delivery or postal charges pre-paid. Notices shall be addressed

       (i)          if to the Company, to

                 Integrated Packaging Assembly Corporation
                 2221 Old Oakland Road
                 San Jose, CA 95131
                 Telephone (408) 321-3600
                 Fax (408) 321-0311
                 Attention:  Patrick Verderico

                 with a copy to:

                 Wilson Sonsini Goodrich & Rosati, P.C.
                 Two Palo Alto Square
                 Palo Alto, California 94306
                 Telephone (650) 493-9300
                 Fax (650) 493-6811
                 Attention:  J. Robert Suffoletta, Esq.

                 or at such other address as the Company shall have furnished to the Shareholders in writing.

          (ii)      if to OSEI, to

                 OSE, Inc.
                 2700 Augustine Drive, Suite 140
                 Santa Clara, CA 95054
                 Telephone (408) 988-6650
                 Fax (408) 988-7574
                 Attention:  Edmond Tseng, President

                 with a copy to:

                 Cooley Godward, LLP
                 3000 El Camino Real
                 Five Palo Alto Square
                 Palo Alto, CA 94306
                 Telephone (650) 843-5000
                 Fax (650) 843-843-5048
                 Attention:  Matthew Sonsini

                 or at such other address as OSEI shall have furnished to the Company in writing.

          (iii) if to a Shareholder, at the address of such Shareholder on the signature pages hereto, or at such other address as each such Shareholder shall have furnished to the Company in writing.

          Each such notice or communication, addressed and posted as aforesaid, shall for all purposes of this Agreement be treated as effective or having been given (a) when delivered, if delivered personally; (b) if delivered by facsimile transmission as provided above, then on the same day if the transmission is completed and received by 5:00 p.m. on a business day or, if the transmission is completed and received after 5:00 p.m. on any business day or at any time on a non-business day, then on the next business day; (c) one (1) business day after the business day of deposit with Federal Express or similar courier, if delivered by such means; or (d) upon the earlier of its receipt or five (5) business days after the business day of deposit with the United States Postal Service (first class mail) if delivered by such means.

     6.5  Entire Agreement. This Agreement and the exhibits hereto constitute
          ----------------
the full and entire understanding and agreement among the parties with regard to the subjects hereof and supersede any and all prior agreements and understandings among the parties.

     6.6  Governing Law. This Agreement shall be governed by and construed and
          -------------
enforced in accordance with the laws of the State of California and the Federal laws of the California as they apply to contracts entered into and wholly to be performed within the State of by residents of such state.

     6.7  Expenses. Each party hereto shall each bear all expenses that such
          --------
respective party has incurred or incurs in connection with this Agreement and the transactions contemplated hereby, and any amendments or waivers hereto.

     6.8  Attorneys' Fees; Limitation of Liability. In the event of any
          ----------------------------------------
litigation in a court of competent jurisdiction arising in connection with this Agreement and the transactions contemplated hereby, the prevailing party in judgment shall be entitle to recover reasonable legal fees and costs in connection with such action. Except in the case of fraud on the part of a Shareholder, the total amount of all payments that such Shareholder can be required to make under or in connection with this Agreement shall be limited to the aggregate purchase price for such Shareholder's OSEI Shares.

     6.9  Titles and Subtitles. The titles of the paragraphs and subparagraphs
          --------------------
of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

     6.10 Counterparts. This Agreement may be executed in any number of
          ------------
counterparts, each of which shall be an original and all of which together shall constitute one instrument.


                 [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first written above.

COMPANY:                         INTEGRATED PACKAGING ASSEMBLY
                                 CORPORATION, a Delaware corporation

                                 By: /s/  P. Verderico
                                    -----------------------------------------
                                    Patrick Verderico, President and Chief
                                    Executive Officer


OSEI:                            OSE, INC., (USA)

                                 By: /s/ Edmond Tseng
                                    -----------------------------------------
                                 Title: President
                                       --------------------------------------


OSEI SHAREHOLDERS:               ORIENT SEMICONDUCTOR ELECTRONICS,
                                 LIMITED

                                 By: /s/ Calvin Lee
                                    -----------------------------------------
                                 Title: President
                                       --------------------------------------
                                 Address: 12-2, Nei-Huan S. Road
                                         ------------------------------------
                                 NEPZ, Kaohsiung 81120, Taiwan, ROC
                                 --------------------------------------------

                                 ____________________________________________
                                 Edmond Tseng

                                 Address:____________________________________

                                  /s/ Tom Majeski
                                 --------------------------------------------
                                 Tom Majeski

                                 Address: 15231 Skyview Dr
                                         ------------------------------------
                                         San Jose, CA 95132
                                 --------------------------------------------

                                  /s/ Danny Chang
                                 ---------------------------------------------
                                 Danny Chang

                                 Address: 45530 Cheyenne Place
                                         -------------------------------------
                                          Fremont, CA 94539
                                 ---------------------------------------------


                                  /s/ Calvin Lee
                                 ---------------------------------------------
                                 Calvin Lee

                                 Address: 5F-5, No.33, Ming Che Road
                                 ---------------------------------------------
                                 San Ming District 807, Kaohsiung,
                                 ---------------------------------------------
                                 Taiwan R.O.C

                                  /s/ Eugene Duh
                                 ---------------------------------------------
                                 Eugene Duh

                                 Address: No. 92, Hwa-Fong Street
                                         -------------------------------------
                                 Gu-Shan District 804, Kaohsiung Taiwan,
                                 ---------------------------------------------
                                 R.O.C

                                   Exhibit A
                                   ---------

                         Schedule of OSEI Shareholders
                         -----------------------------

                                               OSEI Shares     IPAC Shares
                                               -----------     -----------
Orient Semiconductor Electronics, Limited         16,000         4,877,193
Edmond Tseng                                      15,000         4,572,369
Tom Majeski                                       15,000         4,572,369
Danny Chang                                       15,000         4,572,369
Calvin Lee                                        14,000         4,267,544
Eugene Duh                                        10,000         3,048,246
                                                  ------        ----------

Total                                             85,000        25,910,090
                                                  ======        ==========

                                      -i-